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                                                                    EXHIBIT 23.3

                           DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas 75206

                                March 11, 1999



EEX Corporation
2500 City West Boulevard
Suite 1400
Houston, Texas 77042


Gentlemen:

        We hereby consent to the references to our firm and to our reserves estimates for the year ended December 31, 1996, as set forth in the Annual Report on Form 10-K (the Annual Report) of EEX Corporation for the year ended December 31, 1998. Our estimates of the oil, condensate, natural gas liquids, and natural gas reserves of certain properties owned by the Company are contained in our report entitled "Report as of January 1, 1997, on Reserves of Certain Properties owned by Enserch Exploration, Inc." References to us and to our estimates are included in Note 18 of the "Notes to Consolidated Financial Statements" in the Annual Report. Additionally, we hereby consent to the incorporation by reference in the Company's Registration Statements Nos. 333-24595 and 333-41979 on Form S-8 and No. 333-64427 on Form S-3 of such references made in the Annual Report.



                                        Very truly yours,


                                        /s/ DeGolyer and MacNaughton
                                        ------------------------------
                                        DeGOLYER and MacNAUGHTON